Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use of our report dated November 13, 2003 relating to the financial statements for the year ended September 30, 2003, and to the reference to our Firm under caption "Experts" in this Registration Statement (Amendment 1 to Form SB-2) of CompuMed, Inc. to be filed with the Securities and Exchange Commission.



/s/ Rose, Snyder & Jacobs
Rose,  Snyder  &  Jacobs
A  Corporation  of  Certified  Public  Accountants

Encino,  California
March  23,  2004